THIRD AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
THIS    THIRD RULE 12d1-4 FUND OF    FUNDS INVESTMENT AGREEMENT
AMENDMENT (the “Amendment”) is made as of April 23, 2026, by and between GPS Funds I and GPS Funds II, statutory trusts organized under the laws of the State of Delaware,, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and Global X Funds, a statutory trust organized under the laws of the State of Delaware (“Global X Funds”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds” and together with each Acquiring Fund, the “Parties”).
WHEREAS, the Parties have entered into a Rule 12d1-4 Fund of Funds Investment Agreement dated January 19, 2022, as amended July 31, 2025 (the “Agreement”).
WHEREAS, the Parties, now through this Amendment agree to modify the Agreement to update the list of series set forth in Schedule B.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:
1.Schedule B is hereby deleted in its entirety and replaced with Schedule B attached hereto.
2.Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the termshereof and the Agreement, this Amendment shall control.
3.As hereby amended and supplemented, the Agreement shall remain in full force and effect.
4.The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.
5.This Amendmentwill be governed by andconstrued in accordance with the laws of Delaware. The clauses pertaining to “Governing Law” shall mutatis mutandis apply herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and acknowledged as of the Effective Date.

By:	GPS FUNDS I and GPS FUNDS II	By:	Global X Funds
Sign:	/s/ Patrick Young	Sign:	/s/ Margaret Mo
Name:	Patrick Young	Name:	Margaret Mo
Title:	Treasurer	Title:	Assistant Secretary
Date:	April 23, 2026	Date:	April 23, 2026

SCHEDULE B
List of Acquired Funds

Global X MSCI China Consumer DiscretionaryETF	Global X Robotics & Artificia l Intelligence ETF
Global X Copper Miners ETF	Global X MSCI SuperDividend EAFE ETF
Global X MSCI Greece ETF	Global X U.S. Infra structure Development ETF
Global X Gold Explorers ETF	Global X U.S. Preferred ETF
Global X Lithium & Battery Tech ETF	Global X Autonomous & Electric Vehicles ETF
Global X MLP & Energy Infra structure ETF	Global X Artificia l Intelligence & TechnologyETF
Global X MLP ETF	Global X S&P 500 Qua lity Dividend ETF
Global X MSCI Argentina ETF	Global X Adaptive US Fa ctor ETF
Global X MSCI Colombia ETF	Global X E-commerce ETF
Global X MSCI Norwa y ETF	Global X Nasdaq 100 Covered Ca ll ETF
Global X Silver Miners ETF	Global X DAX Germa ny ETF
Global X Socia l Media ETF	Global X Genomics & Biotechnology ETF
Global X FTSE Southeast Asia ETF	Global X Cloud Computing ETF
Global X MSCI SuperDividend Emerging Ma rkets ETF	Global X Cybersecurity ETF
Global X SuperDividend ETF	Global X Video Ga mes & Esports ETF
Global X SuperDividend REIT ETF	Global X Emerging Ma rkets Bond ETF
Global X SuperDividend U.S. ETF	Global X Varia ble Rate Preferred ETF
Global X SuperIncome Preferred ETF	Global X S&P Catholic Va lues Developed ex-U.S. ETF
Global X Uranium ETF	Global X HealthTech ETF
Global X Guru Index ETF	Global X NASDAQ 100 Covered Ca ll & GrowthETF
Global X Renewable Energy Producers ETF	Global X CleanTech ETF
Global X S&P 500® Catholic Va lues ETF	Global X Clea n Wa ter ETF
Global X Millennia l Consumer ETF	Global X Wind Energy ETF
Global X Aging Population ETF	Global X U.S. Ca sh Flow Kings 100 ETF
Global X Conscious Companies ETF	Global X India Active ETF
Global X FinTech ETF	Global X Infra structure Development ex-U.S. ETF

Global X Internet of Things ETF	Global X Intermediate-Term Trea sury Ladder ETF
Global X AgTech & Food Innovation ETF	Global X U.S. Electrifica tion ETF
Global X Blockchain ETF	Global X S&P 500 U.S. Ma rket Leaders Top 50 ETF
Global X S&P 500 Risk Managed Income ETF	Global X AI Semiconductor & Quantum ETF
Global X MSCI Vietna m ETF	Global X U.S. 500 ETF
Global X Ra re Ea rth & Critica l Materia ls ETF	Global X Dow 30® Covered Ca ll ETF
Global X 1-3 Month T-Bill ETF	Global X S&P 500 Colla r 95-110 ETF
Global X Dow 30® Covered Ca ll & Growth ETF	Global X NASDAQ 100 Colla r 95-110 ETF
Global X Brazil Active ETF
Global X Defense Tech ETF
Global X Russell 2000 ETF
Global X Short-Term Trea sury Ladder ETF
Global X Long-Term Trea sury Ladder ETF
Global X Hydrogen ETF
Global X NASDAQ 100 Ta il Risk ETF
Global X Da ta Center & Digita l Infra structure ETF